                                         EXHIBIT 4.5

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NON-PUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR REASONABLY SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

           WARRANT TO PURCHASE COMMON SHARES OF BENEFICIAL INTEREST
                          (par value $.01 per share)

                            CAPITAL AUTOMOTIVE REIT


No.:________                                            Dated: _____________

     THIS CERTIFIES THAT, ____________________ ("Holder"), for value received, or its registered assigns, is entitled to purchase, on the terms and subject to the conditions hereinafter set forth, from Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), at any time, and from time to time, during the period beginning on ____________ and ending on _____________, that number of common shares (the "Warrant Shares") of beneficial interest, par value $.01 per share, of the Company (the "Shares"), as determined in accordance with the provisions of Section 2 hereof.

     SECTION 1. EXERCISE PRICE.  The exercise price per Warrant Share at which
                --------------
this Warrant (the "Warrant") may be exercised shall be equal to _________ ($______) per Share (the "Exercise Price"), as adjusted from time to time in accordance with the provisions of Section 4 hereof.

     SECTION 2. EXERCISE OF WARRANT.
                -------------------

     2.1. Number of Warrant Shares for Which Warrant is Exercisable.
          ---------------------------------------------------------

          (a) The aggregate number of Warrant Shares for which this Warrant may be exercised at any time prior to its expiration shall be determined by (i) multiplying __________ by the Exercise Price, and (ii) dividing the result by the reference price (the "Reference Price") initially equal to the Exercise Price or, in case an adjustment of the Reference Price has taken place pursuant to the provisions of Section 4 of this Warrant, then by the

Reference Price as last adjusted and in effect at the date of any partial or full exercise of this Warrant.

     2.2. Procedure for Exercise of Warrant.  To exercise this Warrant in whole
          ---------------------------------
or in part, the Holder shall deliver to the Company, at its principal executive office (or such other office of the Company in the United States as the Company may designate by notice in writing to the Holder), (i) the Warrant Certificate attached hereto completed to specify the fraction of the Warrant which the Holder is electing to exercise, (ii) consideration in an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased, consisting of
(A) cash or a certified or official bank check, payable to the order of the Company, (B) cancellation by the Holder of indebtedness of the Company to the Holder, or (C) a combination of (A) and (B) above, and (iii) if this Warrant is being exercised in whole or the last fraction of this Warrant is being exercised, this Warrant.

     Notwithstanding anything herein to the contrary, this Warrant may not be exercised or transferred, in whole or in part, if such exercise or transfer would, in the opinion of legal counsel to the Company, adversely affect the Company's status under the Internal Revenue Code of 1986, as amended, as a real estate investment trust or would result in the Holder or the transferee owning Shares in violation of the restrictions on ownership and transfer of Shares provided in the Company's Declaration of Trust, as amended, restated or supplemented. If exercise of the Warrant is prohibited by reason of the previous sentence, the expiration of the Warrant will be extended to such a time as the Warrant may be exercised without causing, in the opinion of legal counsel to the Company, the consequences referenced in the previous sentence.

     2.3. Transfer Restriction Legend.  This Warrant and each certificate for
          ---------------------------
Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, as amended (the "Act"), shall bear the following legends (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed, any applicable state securities administration or commission and the Declaration of Trust of the Company, as the case may be,) on the face thereof:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPITAL AUTOMOTIVE REIT, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND DIRECT AND INDIRECT OWNERSHIP AS SET FORTH IN THE DECLARATION OF TRUST OF THE COMPANY, AS AMENDED, RESTATED OR SUPPLEMENTED, FROM TIME TO TIME. A COPY OF THE DECLARATION OF TRUST MAY BE OBTAINED FROM THE SECRETARY OF THE CAPITAL AUTOMOTIVE REIT OR ITS TRANSFER AGENT.

     2.4. Acknowledgment of Continuing Obligation.  The Company will, at the
          ---------------------------------------
time of the exercise of this Warrant, in whole or in part, upon request of the Holder, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

     2.5. Investment Representation.  The Holder of this Warrant, by acceptance
          -------------------------
hereof, acknowledges that this Warrant and, upon exercise, the Warrant Shares, are being acquired solely for the Holder's own account and not as a nominee for any other party and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or the Warrant Shares issued upon exercise hereof, unless registered under the Act and applicable state securities laws or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under such laws is available. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm, in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any party and for investment.

     2.6. Fractional Shares.  No fractional Shares or scrip representing
          -----------------
fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon any exercise hereof, upon payment of the proportionate Exercise Price therefor, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value ("FMV") of a Share, determined in accordance with the provisions of Section 2.7 hereof.

     2.7  Fair Market Value.
          ------------------

          (a) The FMV of a Share shall be determined in accordance with the provisions of Section 2.7(b) hereof. Notwithstanding the foregoing, where there exists a public market for Shares at the time of such exercise, the FMV per Share shall be equal to the average of the closing bid and asked prices of the Shares quoted in the Over-The-Counter Market Summary or the average of the last reported sale price of the Shares or the closing price quoted on The Nasdaq Stock Market National Market or on any national exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the twenty consecutive trading days immediately preceding the five trading days prior to the date of determination of the FMV.

          (b) If no public market for the Shares shall exist on the Exercise Date, FMV of one Share shall be determined as follows:

               (i)   Agreement of the Company and the Holder. If the Company and
                     ---------------------------------------
the Holder can agree in writing as to the FMV, such agreed value shall be the

FMV. If no agreement on the FMV can be reached within five (5) days from the date of the exercise of this Warrant, then the FMV shall be determined pursuant to subsection (ii) below.

               (ii)  Third Party Appraisal. If the FMV is not agreed upon as
                     ---------------------
provided in subsection (i) above within the period therein stated, then five (5) days thereafter, an appraiser or appraisers shall be jointly selected by the Company and the Holder, and the determination of such jointly selected appraiser or appraisers as to the FMV shall be binding and conclusive upon all parties. If the Company and the Holder are unable to reach an agreement as to an appraiser, the provisions of subsection (iii) below shall apply.

          For purposes of this subsection (ii), the FMV shall take into account, among other things, earnings of the Company, but shall not take into account any minority ownership, marketability or other such discount.

               (iii) Additional Appraiser. If the Company and the Holder do not
                     --------------------
agree upon the selection of an appraiser or appraisers, as provided in subsection (ii) within the period therein stated, then, within three (3) days after the expiration of the five (5) day period provided for in subsection (ii) above, each of the Company and the Holder shall deliver, by written notice to the other, a list of three appraisers and each of the Company and the Holder shall select one (1) appraiser from the list delivered by the other. In the event either party falls to deliver a list of appraisers or to select an appraiser from such list within said three (3) day period, the other party may select an appraiser from its list and such appraiser shall serve as the sole appraiser. Each of the appraisers so selected shall, within ten (10) days of being selected, determine the FMV. In the event the lower of the two (2) appraisals is at least ninety percent (90%) of the higher appraisal, then the FMV shall be equal to the average of the two (2) appraisals. In the event that the lower of the two (2) appraisals is less than ninety percent (90%) of the higher appraisal, then the two (2) appraisers shall appoint a third appraiser within three (3) days after the end of said ten (10) day period, and such third appraiser shall, within ten (10) days of being selected, determine the FMV.

          The FMV shall be equal to the average of (x) the third appraisal and
(y) whichever of the first two appraisals is closest in dollars to the third appraisal or equal to the third appraisal if such appraisal is mid-way between the first two appraisals. The determination of such appraisals shall be determinative of the FMV and shall be binding, final and conclusive on the Company and the Holder.

               (iv)  Costs of Appraisals. The parties shall share equally the
                     -------------------
entire cost of any appraisals hereunder.

               (v)   Fair Market Value Per Share. FMV in reference to one Share
                     ---------------------------
shall mean the FMV allocable to the issued Warrant Shares divided by the number of Shares that would have been outstanding had (1) all warrants exercisable for Shares, (2) all options to purchase Shares, and (3) all securities convertible into Shares, been exercised or converted on the date as of which the FMV is determined (with appropriate adjustment by appraisal to reflect the proceeds of the assumed exercise or conversion).

     2.8  Exercise of Warrant, Delivery of Shares. Upon receipt of the Warrant
          ---------------------------------------
Certificate, the Warrant, or both, as applicable, and the aggregate Exercise Price therefore, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock ledger, books or records of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder, and the Company shall, as promptly as practicable, and in any event within five (5) business days thereafter, cause to be reflected on the books and records of the Company, ownership of the aggregate number of Shares by Holder specified in said Warrant Certificate. If this Warrant shall have been exercised only in part, the Company shall deliver to the Holder a certificate evidencing the fraction of this Warrant which remains exercisable. The Company shall pay all expenses, taxes and other charges payable (excluding income taxes payable by the Holder) in connection with the issuance of Shares pursuant to this Section 2.8, except that, in case such Shares shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes, which shall be payable upon the issuance of the Shares, shall be paid by the Holder to the Company at the time of delivering this Warrant to the Company as mentioned above.

     2.9  Accredited Investor; Experience; Risk.  The Holder is an accredited
          -------------------------------------
investor within the definition of Regulation D of the Act. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchase of the Warrants and the Warrant Shares.

     2.10 Restricted Transfer of Securities.  The Holder agrees that the Shares
          ---------------------------------
issued or to be issued pursuant to this Warrant (collectively, the "Issued Securities") shall also be subject to all of the terms and conditions set forth in the Declaration of Trust of the Company, as amended, restated or supplemented, from time to time, including any restrictions on ownership, redemption or transfer.

     SECTION 3. OWNERSHIP, TRANSFER.
                -------------------

     3.1. Ownership of this Warrant.  The Company may deem and treat the person
          -------------------------
in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

     3.2. Exchange, Transfer and Replacement.  Subject to the restrictions on
          ----------------------------------
transfer set forth in Section 2 of this Warrant, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office or agency for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the portion of this Warrant exchanged as shall be designated by the Holder at the time of such surrender. Subject to the terms of this Warrant and the restrictions on transfer, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than transfer taxes and income taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

     SECTION 4  ADJUSTMENT OF REFERENCE PRICE, NUMBER OF WARRANT SHARES.
                -------------------------------------------------------

     4.1  Subdivision or Combination of Shares.  If the Company, at any time
          -------------------------------------
while this Warrant is outstanding, shall subdivide or combine its Shares, the Reference Price shall be proportionately reduced, in case of subdivision of Shares, to reflect the increase in the total number of Shares outstanding as a result of such subdivision, as at the effective date of such subdivision; or the Reference Price shall be proportionately increased, in the case of combination of Shares, by reverse stock split or otherwise, to reflect the reduction in the total number of Shares outstanding as a result of such combination, as at the effective date of such combination.

     4.2  Dividends.     If the Company, at any time while this Warrant is
          ----------
outstanding, shall pay a dividend in, or make any other distribution of, Shares on account of outstanding Shares, the Reference Price shall be adjusted (as at the date of such payment or other distribution), to that price determined by multiplying the Reference Price in effect immediately prior to such payment or other distribution, by a fraction (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional Shares, the number of additional Shares which would have been outstanding had the Company issued fractional Shares in connection with said dividends).

     4.3  Reorganization, Reclassification, Recapitalization Consolidation,
          -----------------------------------------------------------------
Merger or Sale. If any capital reorganization, reclassification or
---------------
recapitalization of the Company, or consolidation or merger of the Company, or sales of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Shares, then, as a condition of such reorganization, reclassification, recapitalization, consolidation, sale or merger, lawful and adequate provisions shall be made whereby each Holder of Warrants shall thereupon have the right and option to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Warrant Shares as would have been received upon exercise of this Warrant at the Reference Price then in effect immediately before such reorganization, reclassification, recapitalization, consolidation, sale or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Reference Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any rights to acquire the class or series of stock or securities delivered in connection with such reorganization, reclassification, recapitalization, consolidation, sale or merger. Prior to the consummation of any consolidation or merger or sale of assets of the Company, the successor entity resulting from such consolidation or merger, or the purchaser of such assets, shall agree in writing to be bound by the provisions hereof.

     4.4  Minimum Level for Adjustments.  Notwithstanding any provision to the
          -----------------------------
contrary contained herein, no adjustment of the Reference Price shall be made if the amount of said adjustment shall aggregate less than ten cents ($.10); provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall aggregate at least ten cents ($.10).

     SECTION 5. COVENANTS OF THE COMPANY. The Company hereby covenants and
                ------------------------
agrees that:

     5.1. Reservation of Shares.  The Company will reserve and set apart and
          ---------------------
have at all times, free from preemptive rights, a number of Shares deliverable upon the exercise of this Warrant or of any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder.

     5.2. Avoidance of Certain Actions. The Company will not, by amendment of
          -----------------------------
its organizational documents or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant hereunder.

     5.3. Governmental Approvals.  If any Shares required to be reserved for the
          ----------------------
purposes of exercise of this Warrant require the consent or approval of any governmental authority under any Federal law (other than registration under the Act or the Securities Exchange Act of 1934, as amended) or under any state law (other than registration or qualification under state securities or blue sky laws) before such Shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, use its best efforts to obtain such consent or approval, as the case may be.

     5.4. Binding on Successors.  This Warrant shall be binding upon any
          ---------------------
corporation
succeeding to the Company by merger, consolidation, exchange, reorganization or acquisition of all or substantially all of the Company's assets.

     SECTION 6.  REGISTRATION.
                 ------------

     6.1  REGISTRATION.

          (a)  Shelf Registration.  At the request of a Holder, the Company
               -------------------
               agrees to file with the Securities and Exchange Commission (the "Commission"), a shelf registration statement on Form S-3 under Rule 415 of the Act, or any similar rule that may be adopted by the Commission (the "Shelf Registration"), with respect to all of the Warrant Shares issued to the Holder on exercise of this Warrant. The Company will use its best efforts to have the Shelf Registration declared effective under the Act and to keep the Shelf Registration continuously effective until a date agreed upon by the Company and a majority of the holders of warrants issued by the Company or until such time as all of the Warrant Shares registered pursuant to such Shelf Registration (i) have been disposed of pursuant to such Shelf Registration, (ii) have otherwise been distributed pursuant to Rule 144 promulgated under the Act ("Rule 144"), or (iii) have been otherwise transferred in a transaction resulting in the transferee receiving cash, securities or Shares not deemed to be "restricted securities" under Rule 144. The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act or rules and regulations thereunder for the Shelf Registration. No provision of this Agreement shall require the Company to file a registration statement on any form other than Form S-3. The Company, in the exercise of its reasonable judgment, shall have the right to delay the filing of the Shelf Registration for up to 120 days.

          (i)  Sale of Warrant Shares.  The Company may require in its sole
               -----------------------
               discretion that the Warrant Shares be sold in block trades through underwriters or broker-dealers or that the sale of the Warrant

               Shares be underwritten by investment banking firms selected by the Company.

          (ii) Listing on Securities Exchange or The Nasdaq Stock Market.  If
               ----------------------------------------------------------
               the Company shall list or maintain the listing of any Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Warrant Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Warrant Shares.

     (b)  Piggyback Registration Rights.
          ------------------------------

          (i)  Notice of Registration.  If, at any time commencing upon the date
               ----------------------
               upon which all or any portion of the Warrant Shares have been issued to the Holder upon exercise of this Warrant, the Company files a registration statement under the Act with respect to a firm commitment underwritten public offering of any securities of the Company, the Company shall give thirty (30) days prior written notice thereof to each Holder and shall, upon the written request of any or all of the Holders, include in the underwritten public offering the number of Warrant Shares that each such Holder may request (except as set forth in Section 6.1(c) below). The Company will keep such registration statement effective and current under the Act permitting the sale of Warrant Shares covered thereby for the same period that the registration statement is maintained effective for the other persons (including the Company) selling thereunder. In any underwritten offering, however, the Warrant Shares to be included will be sold at the same time and at the same price as the Company's securities. In the event that the Company fails to receive a written request from a Holder within thirty (30) days of its written notice, then the Company shall have no obligation to include any of his Warrant Shares in the offering. In connection with any registration statement or subsequent amendment or similar document filed pursuant to this Section 6.1(b), the Company shall take all reasonable steps to make the securities covered thereby eligible for public offering and sale under the securities or blue sky laws of the applicable jurisdictions by the effective date of such registration statement; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The Company shall keep such filing current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

          (ii) Underwriting.  In the event of an offering by the Company in
               -------------
               which one or more Holders wishes to include Warrant Shares under this Section 6.1(b), and it is determined in good faith by the managing underwriter of such offering, giving effect to the number of Shares to be offered by the Company, that the total number of Warrant Shares that would consequently be offered is in excess of the number of Warrant Shares that can be sold at the proposed price, then the number of warrant shares of all holders of warrants, including the Holder, to be offered will be reduced ratably, based upon the number of warrant shares each holder has requested to include in such registration; provided, however, that notwithstanding anything in this Section 6.1(b) to the contrary, such holders shall have the right to contribute, on a pro-rata basis as described above, an aggregate of shares issued on exercise of warrants equaling at least fifteen percent (15%) of the total value of such offering.

     (c)  Conditions to Registration.
          ----------------------------

          (i)  Obligations of Holders Upon Registration. To include any Warrant
               -----------------------------------------
               Shares in any registration, each Holder shall:

               (1) Cooperate with the Company in preparing each such registration and execute all such agreements as any underwriter may deem reasonably necessary in favor of such underwriter;

               (2) Promptly supply the Company with all information, documents, representations and agreements as such underwriter may deem reasonably necessary in connection with such registration; and

               (3) Agree in writing not to sell or transfer any Warrant Shares not included in such underwritten offering for a period of seven (7) days prior to and thirty (30) days after the effective date of such registration without the underwriters' consent, but no Holder shall be required to make such agreement unless the other holders of shares issued pursuant to warrants included in any offering covered by such registration shall similarly agree.

         (ii)  Obligations of Company Upon Registration.  If and whenever the
               -----------------------------------------
               Company is obligated by the provisions of this Section 6.1(a) or
               (b) to effect the registration of any offering of Warrant Shares under the Act, as expeditiously as possible the Company will, or will use its best efforts to, as the case may be:

               (1) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Warrant Shares;

               (2) use its best efforts to cause the registration statement to be declared effective by the Commission;

               (3) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the sale of all securities covered thereby or the date on which such Warrant Shares may be sold into the market without restriction under Rule 144;

               (4) in the case of a Shelf Registration pursuant to Section 6.01(a), to keep the Shelf Registration effective and the related prospectus current; provided, however, that the Company shall have no obligation to file any amendment or supplement at its own expense more than 90 days after the effective date of the Shelf Registration;

               (5) furnish to each Holder of Warrant Shares registered thereon, such numbers of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

               (6) register or qualify the Warrant Shares covered by the registration statement under the securities or blue sky laws of such jurisdictions within the United States as the Holder shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such Holders to consummate the sale or other disposition in such jurisdictions of the Warrant Shares; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or
                    (ii) qualify as a dealer in securities; and

               (7) keep the Holders of Warrant Shares advised as to the initiation and progress of the registration.

        (iii)  Expenses Relating to Shelf Registration. The Company shall pay
               ----------------------------------------
               all expenses in connection with the Shelf Registration, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent Holders of Warrant Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Company, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Company shall not be liable for (A) any discounts or commissions to any broker attributable to the sale of Warrants Shares, or (B) any fees or expenses incurred by holders of Warrant Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Company is not permitted to pay.

        (iv)  Expenses Relating to Piggyback Registration. In connection with
              --------------------------------------------
              any filing or other registration hereunder the Company shall bear all the expenses and professional fees which arise in connection with such filings or registration (except for the Holder's pro rata share of any underwriters' discount and commission) and all expenses incurred in making such filings and keeping them effective and correct as provided hereunder and shall also provide each Holder with a reasonable number of printed copies of the prospectus, offering circulars and/or supplemental prospectuses or amended prospectuses in final and preliminary form; PROVIDED, HOWEVER, each Holder will pay its own direct out-of-pocket costs incurred with the registration of Warrant Shares, including but not limited to, Holder's attorney and accountants fees, travel expenses and any consulting fees.

        (v)   Indemnification.
              ----------------

              (1)   Indemnification by the Company.  The Company will indemnify
                    ------------------------------
                    each Holder, each of its officers and trustees, and each person controlling the Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6.1, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (ii) any violation by the Company of the Act or any state securities law or of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers and trustees, and each person controlling the Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that
                    (x) the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein, and (y) such indemnity agreement shall not inure to the benefit of the Holder, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) under the Act or in any subsequent amended prospectus filed with the Commission prior to the written confirmation of the sale of the Warrant Shares at issue (collectively, the "Final Prospectus"), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (2)  Indemnification by the Holders.  The Holders will, if
                    -------------------------------
                    Warrant Shares held by or issuable to such Holders are included in the registration statement to which such registration, qualification or compliance is being effected, indemnify the Company, each of its trustees and officers, each underwriter, if any, of the Shares covered by such registration statement, and each person who controls the Company within the meaning of the Act against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse the Company, such trustees, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, costs, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holders and stated to be specifically for use therein or furnished by any Holders to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein, provided, however, that the foregoing indemnity agreement is subject to the condition that such indemnity agreement shall not inure to the benefit of the Company or any underwriter insofar as it relates to any such untrue statements (or alleged untrue statements) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedied in the Final Prospectus, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (3)  Indemnification Procedures.  Each party entitled to
                    ---------------------------
                    indemnification under this Section 6.1 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that attributes any liability to the Indemnified Party, unless the settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such

                    Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each Indemnified Party or controlling person (and all other Indemnified Parties and controlling persons which may be represented without conflict by one counsel), which firm shall be designated in writing by the Indemnified Party (or Indemnified Parties, if more than one Indemnified Party is to be represented by such counsel) to the Indemnifying Party. The Indemnifying Party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

                    (4)  Allocation of Indemnity.  If the indemnification
                         ------------------------
                         provided for in this Section 6.1 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, labilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, labilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.1 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 7.  NOTIFICATIONS BY THE COMPANY.  In case at any time:
                 ----------------------------

                (a) the Company shall declare any dividend payable in securities upon the Shares or make any distribution (other than in cash) to the holders of Shares;

                (b) there shall be proposed any other transaction of a type referred to in Section 4 hereof; and

                (c) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to
----
the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights, or other transaction, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Shares for, or receive in respect of their Shares, securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than five (5) business days prior to the taking of the action in question.

     SECTION 8. NOTICES.  Any notice or other document required or permitted to
                -------
be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to each Holder at the address listed in the records of the Company or to such other address as shall have been furnished to the Company in writing by such Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 1420 Spring Hill Road,

Suite 525, McLean, Virginia 22102, Attention: Thomas D. Eckert or such other name or address as shall have been furnished to the Holder by the Company.

     SECTION 9.  LIMITATION OF LIABILITY. No provision hereof, in the absence of
                 -----------------------
affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 10. GOVERNING LAW.  This Warrant shall be governed by, and
                 -------------
construed and enforced in accordance with, the laws of the State of Virginia, without giving effect to its conflicts of laws provisions.

     SECTION 11. MISCELLANEOUS.  No term of this Warrant may be amended, except
                 -------------
with the joint written consent of the Holder and the Company. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date first above written.

                                    CAPITAL AUTOMOTIVE REIT


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________





          [Signature Page to ________________ Share Warrant No. _____

                                  ASSIGNMENT

           TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES AND
                IS PERMITTED TO TRANSFER THE WITHIN WARRANT OF

                            CAPITAL AUTOMOTIVE REIT

        FOR VALUE RECEIVED__________________ hereby sells, assigns and transfers unto ______________________ the right to purchase ________ of the number of common shares of beneficial interest, par value $.01 per share, of Capital Automotive REIT covered by the within Warrant No. ___, and does hereby irrevocably constitute and appoint ________________ as Attorney-in-Fact to transfer the said Warrant on the books of the Company (as defined in said Warrant) with full power of substitution.


                                Signature:________________________________(SEAL)
                                Address: _________________________________
                                         _________________________________


Dated:_________________

Signature Guarantee:

In the presence of:                 [Name of Institution]

_________________                   By:________________________



                                    NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              WARRANT CERTIFICATE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                IF IT DESIRES TO EXERCISE THE WITHIN WARRANT OF

                            CAPITAL AUTOMOTIVE REIT

    The undersigned hereby irrevocably exercises the right to purchase shares of beneficial interest, par value $.01 per share ("Shares") obtainable by exercise of ___________ % of the within Warrant, according to the conditions thereof and herewith makes payment of the Exercise Price for such Shares in full.



                                    Signature___________________(SEAL)
                                    Address:____________________
                                            ____________________

Dated:_____________________

Signature Guarantee:

In the presence of :

                                            [Name of Institution]


___________________________                 By:____________________